UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 26, 2007

SPARE BACKUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30587	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, California 92260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 779-0251

73061 El Paseo Road, Suite 202, Palm Desert, California 92260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, in June 2006 we entered into a Standard Services Agreement with Hewlett-Packard Company for a trial PC backup service under which customers were referred to an HP branded website for the purpose of offering a trial Spare Backup service in HP’s outsourced support centers and internal sites on a 24/7 basis. During the trial period, which ran from August 2006 through October 2006, the parties divided revenues which were generated from the pilot program. Subsequent to the completion of the trial period the program was expanded under the terms of a 12 month renewable contract pursuant to which we will receive revenue for our services. Under this statement of work the initial territory covered was the United States.

We have now entered into an additional statement of work with Hewlett Packard under which the covered territories have been expanded. Beginning in February 2007 through April 2007 we will be offering a similar HP branded website to customers within England and Sweden. Upon the successful completion of the pilot, the program will be expanded to include France, Spain, Italy, the Netherlands, Belgium, Germany, Austria, Switzerland, Portugal, Denmark, Finland and Norway. As with the initial statement of work, the parties will divide the revenues generated during the trial period and if the program is continued we will receive additional revenues for our services.

Item 8.01	Other Events

On January 29, 2007 we completed our move to our new principal executive offices at 72757 Fred Waring Drive, Palm Desert, California 92260; our telephone number remains (760) 779-0251.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: January 29, 2007	By: /s/ Cery Perle
Cery Perle, Chief Executive Officer